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                                                                    EXHIBIT 23.3


                      CONSENT OF INDEPENDENT ACCOUNTANTS

        We consent to the inclusion in this registration statement on Form S-4 of our report dated January 31, 1996, except Note 1, for which the dates are March 27, 1996 and, for the fifth paragraph, May 21, 1996 on our audits of the consolidated financial statements of FTP Software, Inc. We also consent to the reference to our firm under the caption "Exports".



                                       /s/ COOPERS & LYBRAND L.L.P.
                                       COOPERS & LYBRAND L.L.P.

June 26, 1996
Boston, Massachusetts